                                                                 EXHIBIT (22)(a)

                   SUBSIDIARIES OF MORTON INTERNATIONAL, INC.

    The following is a list of the subsidiaries of the Company as of June 30, 1995. Certain subsidiaries, which considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.

    The consolidated financial statements reflect the operations of all subsidiaries as they existed on June 30, 1995, except for certain primarily inactive subsidiaries not considered significant as defined in Regulation S-X, Rule 1.02(v).

                                                                STATE OR OTHER
                                                                JURISDICTION OF
                                                                INCORPORATION OR
NAME OF SUBSIDIARY                                              ORGANIZATION
------------------------------------------------------------    ----------------
Bee Chemical Company........................................    Illinois
CVD Incorporated............................................    Delaware
The Canadian Salt Company Limited...........................    Canada
Inagua Transports, Incorporated.............................    Liberia
Morton Bahamas Limited......................................    Bahamas
    Inagua General Store, Limited...........................    Bahamas
Morton International B.V....................................    The Netherlands
Morton International G.m.b.H................................    Germany
    IRO Chemie Verwaltungsgesellschaft m.b.H................    Germany
Morton International Limited................................    England
Morton International, Ltd...................................    Canada
Morton International, Ltd...................................    Japan
Morton International S.A....................................    France
    Morton S.A..............................................    France
Morton International, S.A. de C.V...........................    Mexico
Morton International S.p.A..................................    Italy
Morton Japan, Ltd...........................................    Japan
Morton Manufacturing B.V....................................    The Netherlands
Morton Nichiyu Co., Ltd.....................................    Japan
    (50% owned by Morton International, Inc.)
Morton Yokohama, Inc........................................    Delaware
    (50% owned by Morton International, Inc.)
N.V. Morton International S.A...............................    Belgium
Nippon-Bee Chemical Co. Ltd.................................    Japan
    (50% owned by Bee Chemical Company)
Toray Thiokol Company, Ltd..................................    Japan
    (5% owned by Morton International, Inc.)
Toyo-Morton, Limited........................................    Japan
    (50% owned by Morton International, Inc.)

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